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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                             CHIEF AUTO PARTS INC.

                             a Delaware corporation




                         As adopted on March 11, 1997
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                               TABLE OF CONTENTS

ARTICLE I

         Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.       Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II

         Meetings of Stockholders; Stockholders' Consent in Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.       Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 2.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 3.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 4.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 5.       Stockholders' Consent in Lieu of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 6.       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III

         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 1.       General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.       Number and Term of Holding Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 3.       Chairman of the Board and organization of Business  . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 4.       Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 5.       Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 6.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 7.       Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 8.       Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 9.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 10.      Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 11.      Unanimous Director Consent in Lieu of
                                  Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 12.      Action by Means of Conference Telephone or Similar Communications Equipment . . . . . . . . . 5
         SECTION 13.      Remuneration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV

         Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 1.       Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

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
ARTICLE V

         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 1.       Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.       The President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 3.       Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 4.       Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 5.       The Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 6.       Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 7.       Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VI

         Contracts, Checks, Drafts, Bank Accounts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 1.       Execution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.       Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 3.       Proxies in Respect of Stock or Other Securities of Other Corporations . . . . . . . . . . . . 8

ARTICLE VII

         Shares and Their Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 1.       Certificates for Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.       Transfer of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.       Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         SECTION 4.       Lost, Stolen, Destroyed, and Mutilated Certificates . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VIII

         Books and Records, Seal, Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         SECTION 2.       Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
         SECTION 3.       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE IX

         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
         SECTION 1.       Action, etc, Other than by or in the Right  of the Corporation  . . . . . . . . . . . . . . .12
         SECTION 2.       Actions, etc., by or in the Right of the Corporation  . . . . . . . . . . . . . . . . . . . .12
         SECTION 3.       Determination of Right of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 4.       Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         SECTION 5.       Prepaid Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         SECTION 6.       Other Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         SECTION 7.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

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
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ARTICLE X

         Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE XI

         Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

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                                     BYLAWS
                                       OF
                             CHIEF AUTO PARTS INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                    OFFICES

         SECTION 1. Registered Office. The registered office of CHIEF AUTO PARTS INC. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is The Corporation Trust Company.

         SECTION 2. Other Offices. The Corporation also may have an office or offices at any other place or places within or without the State of Delaware.

                                   ARTICLE II

                    MEETINGS OF STOCKHOLDERS; STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

         SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 5 of this Article.

         SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board or the President of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of outstanding stock of the Corporation, such meetings to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.





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         SECTION 3.       Place of Meetings.  All meetings of the stockholders
shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

         SECTION 4. Notice of Meetings. Unless waived in writing by the stockholder of record or unless such stockholder shall be represented at the meeting in person or by proxy, written notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         SECTION 5. Stockholders' Consent in Lieu of Meetings. Any action by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of the signature of each stockholder who signs the consent and such writing or writings shall be filed with the minutes of stockholder meetings within 60 days of the earliest dated consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 6. Quorum. The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the company representing a majority of the votes of all capital stock of the company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or representative by a proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or





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represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly covened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 2. Number and Term of Holding Office. The number of directors which shall constitute the whole Board shall be such number as from time to time shall be fixed by resolution of the Board. Directors need not be stockholders. Each director shall hold office until the next annual meeting after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided. Directors shall be elected by the Stockholders by plurality vote at an annual stockholders meeting, except as hereinafter provided.

         SECTION 3. Chairman of the Board and organization of Business. The Board may elect from among its members a Chairman of the Board who shall be an officer of the Board. The Chairman of the Board shall preside at all meetings of the Board at which he shall be present and shall perform such other duties as may be assigned to him from time to time by the Board. In the absence of the Chairman of the Board, the President, if a director, or, in his absence, a chairman chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation or, in his absence, any person (who shall be an Assistant





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Secretary if an Assistant Secretary shall be present) whom the Chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, immediately upon its receipt.

         SECTION 5. Removal of Directors. Any director or the entire Board may be removed, either with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 5 of Article 11 hereof.

         SECTION 6. Vacancies. In case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, even though the directors then in office may constitute less than a quorum, or by a sole remaining director.

         SECTION 7. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the notices or waivers of notice thereof.

         SECTION 8. Meetings. - (A) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 11 of this Article.

         (B) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board shall from time to time determine or upon call by the Chairman of the Board, the President or any two or more of the directors.





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         SECTION 9.       Notice of Meetings.  The Secretary of the Corporation
shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be equivalent to adequate notice.

         SECTION 10.      Quorum and Manner of Acting. Except as provided in
Section 6 of this Article, a majority of the total number of directors shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum shall be present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         SECTION 11. Unanimous Director Consent in Lieu of Meeting. Any action by the Board or a committee appointed pursuant to Section 1 of Article IV hereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent to such action in writing and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.

         SECTION 12. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         SECTION 13. Remuneration. No director shall be entitled to receive from the Corporation any amounts or fees for attendance at meetings of the Board or of any committee, or both, unless the Board shall otherwise determine. The Board may provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.


                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate' members of any committee who may replace an absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee and the alternate or alternates, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board constituting such committee, shall have and may exercise all the delegable powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notices for meetings of a committee shall be given in the manner required by Section 9 of Article III hereof and may be waived in writing or dispensed with as their. provided. Unless otherwise provided in the resolution of the Board constituting any such committee, such committee shall adopt its own resolutions of procedure and shall keep a record of its proceedings which shall be reported upon to the Board and filed with the minutes of the proceedings of the Board or such committee.





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

                                   ARTICLE V

                                    OFFICERS

         SECTION 1.       Number. The officers of the Corporation   shall be a
President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Vice Presidents, Regional Vice Presidents, and Divisional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall be elected or appointed by the Board and shall hold office until his successor shall be elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. Any number of offices may be held by the same person.

         The Board may elect or appoint such other officers of the Corporation as it shall deem necessary who shall have such authority and shall perform such duties as the Board may prescribe.

         All officers elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.


         Any officer may resign at any time by giving written notice to the Board or the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or if such time is not specified therein, immediately upon its receipt.

         SECTION 2. The President. The President of the Corporation, subject to the direction of the Board, shall be the chief executive officer of the Corporation, shall have general charge of the business and affairs of the Corporation, shall have the direction all other officers, agents and employees and may assign such duties to the other officers of the Corporation as he shall deem appropriate.





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
         SECTION 3. Secretary. The Secretary of the Corporation, or an Assistant Secretary of the Corporation, shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall keep the records of all meetings of stockholders and of the Board. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records.

         SECTION 4. Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

         SECTION 5. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer, shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties incident to the office of Treasurer and such duties as from time to, time may be assigned to him by the President of the Board.

         SECTION 6. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board or the Treasurer may prescribe.





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
         SECTION 7. Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

         SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the Treasurer or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

         SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any officer of the Corporation designated by the Board shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interests; the President or such designated officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the manner of such voting or consenting; and the President or such designated officer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as may deem necessary or proper in order that the Corporation may exercise its said powers and rights.





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
                                  ARTICLE VII

                           SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation, every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article.

         SECTION 2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent appointed as provided in Section 3 of this Article, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be





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deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         SECTION 4. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction or Mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; Provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                                  ARTICLE VIII

                      BOOKS AND RECORDS, SEAL, FISCAL YEAR

         SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

         SECTION 2. Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal Delaware".

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the last Sunday of December in each year, unless changed by resolution of the Board.





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
                                   ARTICLE IX

                                INDEMNIFICATION

         SECTION 1. Action, etc, Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he shall be or shall have been a director, officer, employee or agent of the Corporation, or shall be or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct shall have been unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person shall not have acted in good faith and in a manner which he reasonably shall have believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he shall have had reasonable cause to believe that his conduct shall have been unlawful.

         SECTION 2. Actions, etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he shall be or shall have been a director, officer, employee or agent of the Corporation, or shall he or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually





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
and reasonably incurred by him in connection with the defense or settlement of such action or acted in good faith and in a manner he believed to be in or not opposed to the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person shall be fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. Determination of Right of Indemnification. Any indemnification under Section 1 or 2 a of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent shall be proper in the circumstances because he shall have met the applicable standard of conduct set forth in Section 1 or 2, of this Article. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who shall not have been parties to such action, suit or proceeding, (ii) if such a quorum shall not be obtainable, or, even if obtainable, if a quorum of disinterested directors shall so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         SECTION 4. Right to Indemnification. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 5. Prepaid Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an





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
undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he shall not be entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         SECTION 6. Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled by law or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who shall be or shall have been a director, officer, employee or agent of the Corporation, or shall be or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be altered or repealed by the vote of the Board, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board.





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